Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (hereinafter referred to as “Agreement”) is made and entered into effective as of October 1, 2011, 2011, by and between Peter Grandich, (“Consultant”), and Enertopia Corp. (the “Company”).

R E C I T A L S :

WHEREAS, Consultant has knowledge in the areas of (i) finance and investment markets (ii) and public and investor relations, and provides consulting services regarding the same; and WHEREAS, Company is desirous of engaging Consultant to provide such services on the terms and conditions contained herein: NOW THEREFORE, in consideration of the mutual covenants, representations and warranties contained herein, the parties hereto hereby agree as follows:

1. Consultant's Services/Authority. Consultant shall perform the services set forth on Schedule 1 to this Agreement (the “Services”) for the Company. The Consultant shall make available such time as it, in its reasonable discretion, shall deem appropriate for the performance of its obligations under this Agreement. The Company acknowledges that the Consultant shall also be entitled to render services to others during the term hereof. Consultant shall have no authority to execute contracts for or on behalf of the Company or otherwise to bind the Company to any legal obligation.

2. Term. This Agreement shall have a term of twelve months from the effective date hereof. Notwithstanding the foregoing, either party can terminate this Agreement at any time by providing the other party with thirty days prior written notice.

3. Consideration; Expenses. In consideration for the Services to be performed by Consultant pursuant to this Agreement, the Company shall pay the Consultant a consulting fee as follows:

(a) Cash. Immediately upon execution of the Agreement, the Company shall pay the Consultant $7,500 (U.S.) for the first three months and subsequently, on the first day of each and every successive month during the term of this Agreement, shall pay the Consultant $2,500 (U.S.);

(b) Securities. In addition to the compensation set forth in Section 3(a), the Company shall issue a total of 200,000 stock options fully vesting in one year or less. To the extent any provision of this paragraph varies from or is inconsistent with the Company’s Stock Option Plan, the provision of the Stock Option Plan shall control.

(c) The Company shall reimburse the Consultant for all travel and other expenses authorized, in advance, by the Company and reasonably incurred by the Consultant in connection with providing the Services under this Agreement. Consultant shall submit invoices for all expenses incurred in connection with the Services and the Company shall pay the amounts due within fifteen (15) days of the receipt of such invoices.

4. Independent Contractor Agreement. It is specifically agreed and understood that in performing the Services, Consultant is acting as an independent contractor and not as an agent or employee of the Company. Further, nothing contained in this Agreement shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of independent contractors.

5. Representations and Warranties of Consultant. Consultant represents and warrants to the Company, and covenants with Company, as follows:

(a) Consultant is duly and validly organized and is validly existing and in good standing under the laws of the State of New Jersey, and is duly qualified to conduct business in each jurisdiction in which it engages in business;

(b) Consultant has all requisite power and authority, and all necessary authorizations, approvals, licenses and orders required to enter into this Agreement and to be bound by the terms thereof;

(c) There are no pending suits, actions, investigations or proceedings of any kind, or current judgments, which might, individually or in the aggregate, materially affect Consultant, its financial status or ability to carry on the business contemplated hereunder;

(d) Consultant shall comply with all applicable provisions of the United States federal and state securities laws and all rules and regulations thereunder, and the securities laws and rules of all applicable Canadian securities regulatory authorities and the Toronto Stock Exchange and Canadian National Stock Exchange applicable to it in connection with the provision of the Services under this Agreement;

(e) In providing the Services hereunder Consultant shall:

(i) refrain from making or giving representations as to the Company’s status, projects or prospects not substantiated by the information and data provided and disclosed to the Consultant by the Company or otherwise made available to the public by the Company;

(ii) refrain from making any untrue statement of a material fact or from omitting to state any material fact necessary in order to make a statement made by the Consultant not misleading in light of the circumstances in which such statement was made;

(iii) refrain from disclosing or utilizing in the carrying out of its responsibilities hereunder any information provided to it upon a confidential basis; provided, however, that such confidential information is clearly marked as such at the time of disclosure or is accompanied by a statement that it is confidential (confidential information that is disclosed orally shall be identified as confidential at the time of disclosure and then summarized in writing; such summary shall be marked as confidential and provided to the Consultant within seven days after the oral disclosure).

(iv) act always in full compliance with the policies of the Toronto Stock Exchange and the Canadian National Stock Exchange;

(v) refrain from releasing, distributing or disseminating any statements or materials regarding the Company, its properties, projects and prospects unless:

(A) such statements or materials, and the information and data contained therein, have been authorized for release, distribution or dissemination by the Company’s President and/or Chief Executive Officer or its Chairman of the Board of Directors; or

(B) if such statements or materials contain geological information or data, such statements or materials have been submitted for the review and approval of a geologist or geoscientist being a Director or Officer of the Company and such geologist or geoscientist has authorized the release, distribution or dissemination of such statements or materials;

(vi) submit, entirely, to the supervisory authority of the Company’s President and/or C.E.O. and comply, fully, with all directives of the President and/or C.E.O. and work directly with the Company’s VP Corporate Communications.

(vii) always conduct itself, in providing the Services, in a proper and businesslike manner;

(f) The Consultant shall immediately notify the Company upon learning of any fact or the occurrence of any event, which would render any representation hereunder untrue or constitute a violation of any warranty or covenant hereunder.

6. Representations and Warranties of Company. Company represents and warrants to the Consultant, and covenants with Consultant, as follows:

(a) Company is duly and validly organized and is validly existing and in good standing under the laws of the State of Nevada, USA, and is duly qualified to conduct business in each jurisdiction in which it engages in business;

(b) Company has all requisite power and authority, and all necessary authorizations, approvals, licenses and orders required to enter into this Agreement and to be bound by its terms. The consummation of such transactions will not result in the breach of any terms, conditions or provisions of, or constitute a default under, any indenture, agreement or other instrument to which it is a party or to which it may be bound;

(c) There are no pending suits, actions, investigations or proceedings of any kind, or current judgments, which might, individually or in the aggregate, materially affect the Company, its financial status or ability to carry on its business purpose;

(d) In connection with the Consultant’s engagement, the Company will furnish Consultant with any information concerning the Company that Consultant deems reasonable and appropriate and will provide Consultant with access to the Company’s officers, directors, accountants, counsel and other advisors, and the Company represents and warrants to Consultant that all such information concerning the Company shall be true, complete, and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing on the dates such information is provided, not misleading, and the Company acknowledges and agrees that Consultant will be using and relying upon such information supplied by the Company and its officers, agent and others and upon any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Consultant of the Company or its business, properties or other assets;

(e) Company shall comply with all applicable provisions of the United States federal and state securities laws and the securities laws and rules of all applicable Canadian securities regulatory authorities and the Toronto Stock Exchange and the Canadian National Stock Exchange;

(f) To provide to the Consultant, on a timely basis, and as soon as available, all financial statements, press releases, material change reports, quarterly reports of the Company and such other disclosure information and data as shall truly, fully and accurately reflect the status and position of the Company;

(g) The Company, its Board of Directors and the geologist or geoscientist who is a Director, shall conscientiously discharge their responsibilities respecting the review and approval of statements and/or materials as described in paragraph 5(f);

(h) The President and/or C.E.O. of the Company shall conscientiously supervise and monitor the activities, materials, statements and conduct of the Consultant, to ensure full and continuing compliance with the policies of the Toronto Stock Exchange and the Canadian National Stock Exchange, recognizing that the Board of Directors is ultimately responsible for the activities, materials, statements and conduct of the Consultant;

(i) The Company shall immediately notify the Consultant upon learning of any fact or the occurrence of any event, which would render any representation hereunder untrue or constitute a violation of any warranty or covenant hereunder.

7. Confidentiality.

(a) The Consultant acknowledges and agrees that in the performance of its obligations under this Agreement, it may obtain knowledge of Confidential Information (as defined below) relating to the business and affairs of the Company and/or its affiliated companies (the “Affiliated Companies”). The Consultant shall not, without the prior written consent of the Company, either during the term of this Agreement or any time thereafter:

(i) use or disclose any Confidential Information outside of the Company or the Affiliated Companies;

(ii) except in undertaking the Services, remove or aid in the removal from the premises of the Company or any of the Affiliated Companies any Confidential Information or any property or material relating thereto; or

(iii) use the Confidential Information for any purpose other than in performing the Services.

(b) The Consultant shall exercise a reasonable degree of care in safeguarding the aforementioned Confidential Information against loss, theft, or other inadvertent disclosure, and further agrees to take all reasonable steps necessary to ensure the maintenance of confidentiality.

(c) Upon the termination of this Agreement, or upon the Company’s earlier request, the Consultant shall promptly deliver to the Company all of the Confidential Information that the Consultant may have in its possession or control.

(d) In this Agreement, “Confidential Information” shall mean any information or knowledge including, without limitation, any document, materials, formula, pattern, design, system, program, device, software, plan, process, know how, research, discovery, strategy, method, idea, client list, marketing strategy or employee compensation, or copies or adaptations thereof, that;

(i) relates to the business or affairs of the Company and/or the Affiliated Companies;

(ii) is private or confidential in that it is not generally known or available to the public; and

(iii) gives or would give the Company and/or the Affiliated Companies an opportunity to obtain an advantage over competitors who do not know of or use it.

(e) Confidential Information shall specifically not include anything that:

(i) is in or enters lawfully into the public domain other than as a result of a disclosure by the Consultant;

(ii) becomes available to the Consultant on a non-confidential basis from a source other than the Company, or any of its representatives, and that source was not under any obligation of confidentiality; or

(iii) the Consultant is required to disclose pursuant to an order of a court of competent jurisdiction or by the operation of law; provided that the Consultant provides prompt prior written notice to the Company of such required disclosure and of the action which is proposed to be taken in response. In such an event, and only after the Consultant shall have made a reasonable effort to obtain a protective order or other reliable assurance affording such information confidential treatment at the sole cost of the Company, the Consultant shall furnish only that portion of the Confidential Information which it is required to disclose.

8. Special Relationship.

(a) The Consultant is in a special relationship with the Company as such term is defined in applicable Canadian securities laws. The Consultant agrees on its own behalf and on behalf of its directors, officers, employees and agents (the “Consulting Group”) that the Consulting Group will not trade any securities of the Company unless any material information or changes have first been released to the public and secondly that in the event of termination of this Agreement the Consulting Group will keep confidential such information until it is publicly disclosed.

(b) Notwithstanding the generality of the foregoing, the Consulting Group will ensure that any trading which the Consulting Group does in the Company’s securities is done in compliance with all applicable securities laws. The Consulting Group agrees that it will not compete with the Company by endeavouring to directly or indirectly acquire any business or property interests based upon information learned from the Company, which information shall not include general know-how or information that is or becomes part of the general knowledge in the public domain. The Consulting Group agrees to provide to the Company all materials delivered to the Consulting Group in connection with this Agreement and all materials prepared by the Consulting Group for the Company in connection with this Agreement, upon termination hereof.

9. Indemnification.

(a) Except as involves a breach by the Consultant of a representation, warranty or covenant set out in paragraphs 5, 7 and 8 hereof, Company hereby agrees to indemnify and hold harmless:

(i) the Consultant,

(ii) any entity directly or indirectly controlling, controlled by, or under common control with, the Consultant (collectively “Consultant Affiliates”), and

(iii) the respective directors, officers, managers, members, stockholders, and employees of the Consultant and Consultant Affiliates (individually, “Indemnified Person” and, collectively, “Indemnified Persons”), from and against all claims, liabilities, losses, damages, and expenses as incurred (including reasonable legal fees and disbursements of counsel) (collectively “Losses”) relating to or arising out of the subject matter of this Agreement; Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or in tort or otherwise) to Company or any person claiming through Company, including, without limitation, its owners, parents, affiliates, security holders, or creditors, for any Losses suffered by any such other person, relating to or arising out of the subject matter of this Agreement, and further agrees that Consultant shall be reimbursed for any expenses as incurred by any Indemnified Persons relating to the foregoing; provided, however, that the foregoing indemnity and other obligations of Company shall exclude such Losses as may arise from the willful misconduct of the Indemnified Persons;

(b) Company acknowledges and agrees that any obligations hereunder shall be in addition to any rights that any Indemnified Person may have at law or otherwise;

(c) The foregoing indemnification provisions of this Section 9 shall survive the termination of this Agreement.

10. Duty of Cooperation. Each party shall cooperate fully and in good faith with any reasonable request by the other party to respond to any regulatory investigation or inquiry, or legal action related to any of the activities contemplated by this Agreement and shall make its books and records available during normal business hours. If either party requires or reasonably believes it needs copies of any records of the other party to respond to any regulatory investigation, inquiry or claim or suit from any individual or entity, the party from whom the records are requested shall supply copies of such records in a timely manner. Each party shall make its records reasonably available to any regulatory authorities or in any judicial or arbitration proceeding involving the other party if requested by such other party. In the foregoing circumstances, the requesting party shall bear all reasonable costs involved with copying and delivering such records.

11. Severability. If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision was not included.

12. Governing Law. The Company acknowledges that the Services to be provided by the Consultant shall be performed in and from the State of New Jersey. The Company agrees that this Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of New Jersey without regard to choice of law considerations; provided, however, notwithstanding the foregoing, issues related to (i) the issuance of Securities under Section 3(b), and (ii) the offer, sale and promotion of the Company’s securities, shall be subject to (A) the applicable federal and state securities laws of the United States, and (B) the applicable Canadian securities laws

13. Jurisdiction and Venue. Any action, suit or proceeding arising out of, under or in connection with this Agreement shall be brought and determined in the appropriate federal or state court in the State of New Jersey and in no other forum. The parties irrevocably and unconditionally submit to the personal jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.

14. Amendments and Modifications. This Agreement may not be amended, changed, modified or altered except in writing signed by both of the parties hereto, nor may any rights of either of the parties be waived except in writing signed by both parties.

15. Entire Agreement. This Agreement, including the attached Schedules which are incorporated herein and made a part hereof, constitutes the entire agreement between the parties and shall be deemed to supersede and cancel any other agreements between the parties relating to the Services to be provided under this Agreement. None of the prior and/or contemporaneous negotiations, preliminary drafts, or prior versions of this Agreement leading up to its execution and not set forth herein shall be construed to, or otherwise affect the validity of this Agreement. Each party acknowledges that no representation, inducement or condition not set forth herein has been made or relied upon by either party.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

17. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

18. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Consultant:	Peter Grandich
7 Carleton Drive
Freehold, NJ 07728
Email peter@grandich.com

The Company:	Enertopia Corp
#205 – 171 Commercial Dr.
Kelowna, BC V1X 7W2
Email bossbunka@gmail.com

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

19. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award by the court of reasonable attorney's fees, costs and expenses.

20. Assignment. This Agreement and the Services contemplated hereunder are unique to the Consultant and Consultant shall not have the right or ability to assign, transfer, or subcontract any obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void.

21. Regulatory Approval. This Agreement may be subject to the approval of all regulatory authorities having jurisdiction over the Company’s affairs, specifically including the Securities and Exchange Commission, the British Columbia Securities Commission, the Alberta Securities Commission and the Ontario Securities Commission and the Toronto Stock Exchange and the Canadian National Stock Exchange.

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the date first above written.

WITNESSES:	Company
_______________________
By:

WITNESSES:	Consultant
_______________________
By: Peter Grandich

Schedule 1
to that certain
Consulting Agreement
by and between
Peter Grandich and
Enertopia Corp
Dated October 1, 2011

Schedule of Services

1-	The Consultant shall assist the Company with the development and implementation of a public and investor relations and communications program in consultation with the Company’s Board of Directors; and

2-

The Consultant shall engage in consultations with and provide ongoing assistance to the Directors and Management of the Company respecting development and enhancement of the Company’s public and market image and shall take such steps and implement such plans as the Company’s Board of Directors may authorize, following such consultation, to develop and enhance the Company’s market and public image.

3-	Services include: strategic corporate planning advice, liaison with investment bankers, and review of potential acquisitions and mergers.